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IDS LIFE SPECIAL INCOME FUND, INC.
Registration Number 2-73113/811-3219

                           EXHIBIT INDEX

Exhibit 5(a):   Form of Investment Management Services Agreement.

Exhibit 5(c):   Administrative Services Agreement dated March 20,
                1995.

Exhibit 8(a):   Custodian Agreement dated March 20, 1995.

Exhibit 18(a):  Directors' Power of Attorney, dated November 10,
                1994.